UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 19, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 19, 2010, Kodiak Oil & Gas Corp. (the “Company”), announced that it entered into a definitive asset purchase agreement (the “Agreement”).  The Agreement was entered into on October 19, 2010, by and among Peak Grasslands, LLC (“Seller”), a private oil and gas company, the Company, and the Company’s wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (“Buyer”), under which Buyer has agreed to acquire from Seller certain oil and gas properties located in the State of  North Dakota (the “Oil and Gas Properties”), and various other related permits, contracts, equipment, data, and other assets (together with the Oil and Gas Properties, the “Assets”). The closing of the transaction is currently expected to take place on November 18, 2010, subject to satisfaction of customary closing conditions.

The aggregate purchase price is comprised of $99,000,000 in cash and 2,750,000 shares of the Company’s common stock (the “Parent Shares”), which shares are subject to equitable adjustment in the event of any stock split, subdivision, combination, reorganization or dividend involving the Company’s common stock prior to closing. Pursuant to the Agreement, Buyer has deposited $5,500,000 into escrow (the “Deposit”) that will be credited to the purchase price on the completion of the acquisition of the Assets.  If the Agreement is terminated, the Deposit will be returned to Buyer except in the case of a material breach of the Agreement by Buyer, in which event the Deposit will be retained by the Seller.

Buyer expects to fund the cash portion of the acquisition transaction through available cash balances and through borrowings under credit facilities.  Such credit facilities are expected to include an expanded reserve-based, revolving line of credit and a second-lien term loan, each of which Buyer is currently negotiating with its lender.

Pursuant to the terms of the Agreement, the Company has agreed (i) to prepare and file with the Securities and Exchange Commission a resale shelf registration statement on Form S-3 (the “Registration Statement”) for the benefit of Seller and the members of Peak Energy Resources, LLC, (ii) to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), on or before the closing date, and (iii) to obtain the approval of the NYSE Amex LLC with respect to the listing of the Parent Shares on or before the closing date.  The Company will also pay for the costs of such registration, other than costs related to the sale of securities such as commissions and discounts of agents or broker-dealers and transfer taxes, if any, and has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act.  In the event that either (a) the Registration Statement is not effective under the Securities Act or (b) the approval for listing of the Parent Shares on the NYSE Amex LLC is not obtained, in either case on or before November 17, 2010, then Buyer may postpone the closing date by designating a new closing date not later than November 30, 2010. However, if the foregoing two conditions are not satisfied on or before November 30, 2010, then, in lieu of the Parent Shares being delivered to Seller at closing, Buyer shall deliver to Seller the sum of $11,000,000 in cash.

The Agreement contains customary representations and warranties and covenants by each of the Company, Buyer and Seller.  Among other things, during the period between the execution of the Agreement and the closing of the transaction, Seller has agreed: (i) to allow Buyer and its authorized representatives access to the Assets and the records pertaining to the Assets; (ii) to conduct its operations, including the operation of the Assets, in the ordinary course; and (iii) to restrict certain activities. Buyer and Seller also have agreed to enter into a transition services agreement at closing to allow for an orderly transition of operations.

The Agreement provides each of Buyer and Seller certain termination rights, including, among others: (i) the parties may terminate by mutual written consent; (ii) each of Seller or Buyer may terminate if (a) the closing shall not have occurred by November 30, 2010, unless due to a breach of the Agreement by the party seeking to terminate, or (b) any governmental authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting closing and such order or other action shall have become final and nonappealable (provided, however, that such right to terminate the Agreement shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order or decree and such efforts may continue up to 30 days after the closing); (iii) each of Seller or Buyer may terminate if (a) the other party has failed to comply in any material respects with any of the other party’s covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured by the earlier of (x) ten (10) business days after notice and demand for cure thereof or (y) closing, or (b) the party seeking to terminate has received notice from the other party that the conditions to the obligations of the party seeking to terminate as set forth in the Agreement have not been satisfied.  The Agreement is subject to customary conditions to closing.  In addition, if either the sum of the aggregate uncured title defects and aggregate cost of resolving identified uncured environmental defects exceeds $20,000,000, either Buyer or Seller may terminate the Agreement.

If the Agreement is terminated by either Seller or Buyer, all continuing obligations of the parties under the Agreement will terminate except for certain provisions surviving indefinitely as set forth in the Agreement and any claims timely received until resolved.  In the event of termination by Seller due to Buyer’s material breach of the Agreement, Seller’s only remedy, other than the termination rights under the Agreement shall be the return to Seller of the Deposit as provided under the Agreement.  In the event of termination by Buyer due to Seller’s material breach, Buyer’s only remedy, other than the termination rights under the Agreement shall be to recover from Seller, and Seller shall pay to Buyer within five (5) business days of such termination, a cash amount equal to five percent (5%) of the unadjusted purchase price (such limitation is in addition to, and not in lieu of, the obligation of Seller to return the entirety of the Deposit to Buyer).  In lieu of exercising its right to termination provided under the Agreement, a party entitled to terminate shall also have the option to elect specific performance of the terms of the Agreement.

The Agreement provides each of Buyer and Seller certain indemnification rights, whereby (i) Seller agrees to indemnify and hold Buyer and Buyer’s affiliates, and the officers, directors, employees and agents thereof (each, a “Buyer Indemnified Person”) harmless in connection with losses (as defined in the Agreement) arising from (a) any breach of any representation, warranty, agreement or covenant solely on the part of Seller contained in or pursuant to the Agreement, or (b) any assertion against any Buyer Indemnified Person of any claim or liability constituting an excluded liability, subject to certain exceptions provided under the Agreement, including any matters pertaining to the title or environmental condition of the Assets; and (ii) Buyer agrees to indemnify and hold Seller and Seller’s affiliates, and the officers, directors, employees and agents thereof (each, a “Seller Indemnified Person”), harmless in connection with losses (as defined in the Agreement) arising from (a) any breach of any representation, warranty, agreement or covenant on the part of Buyer contained in or made pursuant to the Agreement or any of the transactions contemplated therein or in any closing certificate delivered by or on behalf of Buyer pursuant to the Agreement and (b) Buyer’s operation of the Assets after the closing date.

A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement incorporated herein.

The shares of common stock to be issued to Seller have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the common stock in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above, under Item 1.01 is incorporated herein by reference.  The issuance of shares of the Company’s common stock to Seller or its designees upon consummation of the transactions described in Item 1.01 above will be made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, entered into October 19, 2010, by and among Peak Grasslands, LLC, Kodiak Oil & Gas (USA) Inc., and Kodiak Oil & Gas Corp.

*

Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Secretary, Treasurer and Chief Financial Officer

Date: October 25, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, entered into October 19, 2010, by and among Peak Grasslands, LLC, Kodiak Oil & Gas (USA) Inc., and Kodiak Oil & Gas Corp.

*

Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.